As filed with the Securities and Exchange Commission on March 22, 2006
File No. 333-129830

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	32-0163571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
260 S. Los Robles, Suite 217
Pasadena, CA 91101
(626) 795-0040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald F. Valenta,
Chief Executive Officer
260 S. Los Robles, Suite 217
Pasadena, CA 91101
(626) 584-9722
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan B. Spatz, Esq. Troy & Gould P.C. 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 553-4441 (310) 201-4746 — Facsimile	Joel L. Rubinstein, Esq. Philip R. Weingold, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10017 (212) 547-5400 (212) 547-5444 — Facsimile

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount Being	Proposed Maximum Offering	Proposed Maximum	Amount of
Security Being Registered	Registered	Price per Security(1)	Aggregate Offering Price(1)	Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	8,625,000 Units	$8.00	$69,000,000	$7,383.00

Shares of Common Stock included as part of the Units(2)	8,625,000 Shares	—	—	—(3)

Warrants included as part of the Units(2)	8,625,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	8,625,000 Shares	$6.00	$51,750,000	$5,537.25

Representative’s Unit Purchase Option	1	$100	$100	—(3)

Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	750,000 Units	$10.00	$7,500,000	$802.50

Shares of Common Stock included as part of the Representative’s Units(4)	750,000 Shares	—	—	—(3)

Warrants included as part of the Representative’s Units(4)	750,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	750,000 Shares	$7.20	$5,400,000	$577.80

Total			$133,650,100	$14,300.56(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,125,000 Units and 1,125,000 shares of Common Stock and 1,125,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants and the Representative’s Unit Purchase Option.

(5) Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to Completion, dated March 22, 2006
$60,000,000
GENERAL FINANCE CORPORATION
7,500,000 Units
     General Finance Corporation is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts initially on acquiring an operating business in the specialty finance industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.
     This is an initial public offering of our securities. Each unit that we are offering consists of:

•	one share of our common stock; and

•	one warrant.
     Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                   , 2007 [one year from the date of this prospectus], and will expire on                   , 2010 [four years from the date of this prospectus], or earlier upon redemption.
     Our existing stockholders have agreed to purchase an aggregate of 583,333 warrants from us in a private placement to occur immediately prior to the closing of this offering at a price of $1.20 per warrant, for an aggregate purchase price of $700,000.
     We have granted Morgan Joseph & Co. Inc., the representative of the underwriters, a 45-day option to purchase up to 1,125,000 additional units solely to cover over-allotments, if any (over and above the 7,500,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Morgan Joseph & Co. Inc. for $100, as additional compensation, an option to purchase up to a total of 750,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.
     There is presently no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange or “AMEX” under the symbol GFN.U on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on AMEX under the symbols GFN and GFN.WS, respectively.
     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public offering	discount and	Proceeds, before
	price	commissions(1)	expenses, to us

Per unit	$8.00	$0.56	$7.44
Total	$60,000,000	$4,200,000	$55,800,000

(1)	Includes $1,200,000, or $0.16 per unit, of the underwriting discount which will be placed in the trust account described below. If a business combination is consummated within the required time period, we will pay this amount, less $0.16 for each share of common stock converted by public stockholders to cash, to the underwriters. If a business combination is not consummated within the required time period, this amount will be included in the distribution to our public stockholders of the proceeds held in the trust account. The underwriters will not be entitled to any discounts or commissions on the sale of warrants in the private placement.
     Of the proceeds of the offering and the private placement of warrants, $57,150,000 ($7.62 per share) will be placed in a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds will not be released until the earlier of the completion of a business combination and the liquidation of the trust account.
     We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                   , 2006.
Legend Merchant Group, Inc.
Southwest Securities
Wedbush Morgan Securities
The date of this prospectus is                     , 2006

PROSPECTUS SUMMARY
      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
      Unless otherwise stated in this prospectus,

•	references to “we,” “us” or “our company” are to General Finance Corporation;

•	references to a “business combination” are to a merger, capital stock exchange, asset acquisition or other similar business combination between us and one or more operating businesses;

•	references to “existing stockholders” are to the holders of shares of common stock before this offering;

•	references to “public stockholders” are to the holders of the shares of common stock which are being sold as part of the units in this offering, including our existing stockholders, officers and directors to the extent that they purchase such shares (but our existing stockholders’, officers’ and directors’ status as “public stockholders” will exist only with respect to such shares so purchased, and will not exist with respect to conversion rights which they have waived as described in this prospectus);

•	the information in this prospectus assumes that the representative of the underwriters has not exercised its over-allotment option and or its unit purchase option;

•	references to “private placement” are to the sale of 583,333 warrants to our existing stockholders at a price of $1.20 per warrant, for an aggregate purchase price of $700,000, in a private placement that will occur immediately prior to the closing of this offering;

•	references to the “contingent underwriting discount” are to the $1,200,000, or $0.16 per unit, of the underwriting discount that will be placed in the trust account and, if a business combination is consummated within the required time period, will be paid to the underwriters (less $0.16 for each share of common stock converted by public stockholders to cash) or, if a business combination is not consummated within the required time period, will be included in the distribution to our public stockholders of the proceeds held in the trust account; and

•	except as otherwise noted, all information in this prospectus gives effect to the 3 for 4 reverse split of our common stock in March 2006, which we conducted in order to ensure that the shares of common stock issued to our existing stockholders before this offering will constitute 20% of our outstanding common stock immediately following the offering (assuming no exercise of the over-allotment option).

      We are a blank check company organized under the laws of the State of Delaware on October 14, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. We do not have any specific operating business under consideration, and we have not had any discussions with any target regarding a business combination. We intend to focus our efforts initially on specialty finance companies, including but not limited to equipment rental/leasing companies, specialty insurance and re-insurance companies, and other finance companies specializing in areas such as payday lending, title lending, and mortgage lending. However, we may effect a business combination with an operating company in any industry, not just the specialty finance industry, and may at any time divert some or all of our efforts to seek businesses other than specialty finance companies. To date, our efforts have been limited to organizational activities and activities related to this offering. We have not (nor have any of our agents or affiliates) been approached by any business combination candidates (or representative of any candidates) with respect to a possible acquisition transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable business combination candidates.
      Our management team is experienced in the specialty finance industry, including sourcing, structuring, financing and consummating acquisitions. Through our management team, we believe that we have contacts and sources with public and private companies, private equity and venture capital funds, investment bankers, attorneys and accountants from which to generate transaction opportunities. Our management team intends to use its experience to find and evaluate potential targets, and to maintain and build on the relationships that its members have developed through many years of industry experience.
      While we may seek to effect business combinations with more than one business, our initial business combination must be with a business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account other than the contingent underwriting discount, less our liabilities) at the time of such transaction. Consequently, it is likely that we will have the ability to complete only a single transaction at first, although this may entail simultaneous transactions with several operating businesses. If we determine to simultaneously engage in a business combination with several operating businesses and these businesses are owned by different persons, each of the persons will have to agree that our transaction with its business is contingent on the simultaneous closings of the other transactions. This requirement may make it more difficult for us, and delay our ability, to complete the business combination. With multiple transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple counter parties) and the additional risks associated with the subsequent assimilation of the operations, services and products of the various companies in a single operating business.
      If the business combination is with a business or businesses that have a fair market value substantially in excess of 80% of our net assets, in order to consummate such a transaction, we may issue a significant amount of our debt or equity securities to the owners of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities or through commercial loans. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. There is no assurance that such fundraising arrangement, if desired, would be available on acceptable terms, if at all.
      Our principal executive offices are located at 260 S. Los Robles, Suite 217, Pasadena, CA 91101 and our telephone number is (626) 795-0040.
Private Placement
      Prior to the closing of this offering, our existing stockholders will purchase an aggregate of 583,333 warrants from us in a private placement at a price of $1.20 per warrant, for an aggregate purchase price of $700,000.
THE OFFERING

Securities offered	7,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the representative allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised.

We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the representative has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering	1,875,000 shares

Number to be outstanding after this offering	9,375,000 shares

Warrants:

Number outstanding before this offering and the private placement	0 warrants

Number to be outstanding after this offering and the private placement	8,083,333 warrants, including 583,333 warrants which our existing stockholders have agreed to purchase in the private placement.

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination; or

• [ ● ], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., Los Angeles time, on [ ● ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable and with the prior consent of the representative:

• in whole and not in part;

• at a price of $.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We have established the above conditions to our exercise of redemption rights to provide (i) warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price, and (ii) a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants. If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his or her warrant prior to the scheduled redemption date.

Since we may redeem the warrants only with the prior written consent of the representative and the representative may hold warrants subject to redemption, the representative may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representative will consent to such redemption if it is not in its best interest, even if it is in our best interest.

Private placement	Two of our existing stockholders, Ronald F. Valenta and John O. Johnson, have agreed to purchase an aggregate of 583,333 warrants from us in a private placement to occur immediately prior to the closing of this offering at a price of $1.20 per warrant, for an aggregate purchase price of $700,000. These warrants will be identical to the warrants issued in this offering. Subject to limited exceptions (such as a transfer to relatives and trusts for estate planning purposes), these warrants will not be transferable until we complete a business combination. The underwriters will not be entitled to any discounts or commissions on the sale of the warrants in the private placement.

Proposed AMEX symbols for our:

Units	GFN.U

Common stock	GFN

Warrants	GFN.WS

Proceeds from the offering and the private placement to be held in trust account	Of the proceeds of the offering and the private placement, we will deposit $57,150,000 ($7.62 per share) in a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The amount we deposit in the trust account includes the contingent underwriting discount. These proceeds will not be released until the earlier of the completion of a business combination and the liquidation of the trust account.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited recourse revolving line of credit	We have a limited recourse revolving line of credit from Ronald F. Valenta under which we may from time to time borrow up to $1,750,000 outstanding at any time. The limited recourse revolving line of credit terminates upon the earlier of the completion of a business combination, the liquidation of the company, or two years from the date of this prospectus. The limited recourse revolving line of credit bears interest at the rate of 8% per annum and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the required time periods.

Offering expenses, operating costs and expenses pending business combination	We have paid, and will pay, offering expenses prior to the closing of this offering utilizing the $250,000 we received from the sale of common stock to our existing stockholders and, if necessary, from the limited recourse revolving line of credit. If we have utilized the limited recourse revolving line of credit to pay some of these offering expenses, we will repay the limited recourse revolving line of credit with the proceeds of this offering not deposited into the trust account.

We will incur certain costs and expenses prior to a business combination. These will include costs and expenses relating to our reporting obligations with the SEC, the audit and review of our financial statements, identifying and investigating potential targets for a business combination, negotiating and closing the business combination, and insurance premiums. We do not anticipate rent expense, as we will use the offices available to our existing stockholders on a rent-free basis.

We will use the proceeds from sales of common stock to our existing stockholders and borrowings under the limited recourse revolving line of credit to fund our operating costs and expenses prior to consummating a business combination. We believe that these funds will be adequate for these purposes.

Limited payments to insiders	Neither Ronald F. Valenta, our Chief Executive Officer, nor John O. Johnson, our Chief Operating Officer, will be entitled to any fees or compensation for their services prior to or in connection with a business combination. Following a business combination, if Mr. Valenta or Mr. Johnson remains as an officer or employee, they would receive such compensation as would be agreed between them and the board of directors on behalf of the company, which would most likely be determined at the time of the business combination. Each of our non-employee directors has received 22,500 shares of common stock prior to this offering, and we intend to pay each non-employee director $1,500 for each meeting he or she attends prior to a business combination. We will also reimburse all of our officers and directors for out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Stockholders must approve business combination	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. We are permitted to proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and the public stockholders owning less than 20% of the shares issued in this offering exercise their conversion rights described below. Our certificate of incorporation requires that we obtain unanimous approval of our stockholders to amend the foregoing procedures. Neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. If necessary or desirable in connection with a particular business combination, we may stipulate that we will not proceed if public stockholders holding an even lesser percentage than 20% of the shares issued in this offering exercise their conversion rights.

Conversion rights for stockholders voting to reject a business combination	Public stockholders voting against a business combination and who follow certain procedures will be entitled to convert their stock into a pro rata share of the trust account, including a pro rata share of the contingent underwriting discount and a pro rata share of any interest earned (net of taxes) on the trust account, if the business combination is approved and completed. Our existing stockholders do not have such conversion rights with respect to any shares of common stock owned by them prior to this offering, and have agreed not to exercise their conversion rights with respect to any shares they may acquire in connection with or after this offering. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold. Because the conversion price is $7.62 per share (plus any interest earned net of taxes), which is lower than the $8.00 per unit offering price and may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination	If we do not effect a business combination within 18 months after the effective date of the registration statement (or within 24 months from the effective date of the registration statement if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period), we will distribute the funds in the trust account (including the contingent underwriting discount and any interest, net of taxes) to our public stockholders. Our certificate of incorporation requires that we obtain unanimous approval of our stockholders to amend the foregoing procedures. Neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. All existing stockholders have waived their right to receive distributions from the trust account except with respect to common stock they may acquire in this offering or the aftermarket. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we liquidate the trust account without completing a business combination. If we liquidate the trust account, we also will dissolve and liquidate the company, subject to the requirements of the Delaware General Corporation Law. We will pay the costs of liquidation of the trust account and liquidation and dissolution of the company from our remaining assets outside of the trust account and the limited recourse line of credit, if necessary.

Escrow of existing stockholders’ shares	On the date of this prospectus, our existing stockholders will place the shares they own into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until one year from the completion of a business combination or the consummation of a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Payments to the representative of the underwriters	There will be no fees or other cash payments paid to Morgan Joseph & Co., the representative of the underwriters, other than reimbursement of approximately $7,000 in out-of-pocket expenses.

In addition, we have agreed to sell to Morgan Joseph & Co., for $100, an option to purchase up to a total of 750,000 units. The units issuable upon exercise of this option are identical to those sold in the offering, except that each warrant underlying this option entitles the holder to purchase one share of our common stock at a price of $7.20 (120% of the exercise price of each warrant included in the units sold in the offering).

The representative of the underwriters will also receive its portion of the underwriting discount, the aggregate amount of which is $4,200,000 for all underwriters (including the contingent underwriting discount of $1,200,000).

Risks	In deciding whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

SUMMARY FINANCIAL DATA
      The following table summarizes the relevant financial data for the company and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2005

	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$42,310	$57,325,375
Total assets	$379,556	$57,329,063
Total liabilities	$133,065	$—
Value of common stock that may be converted to cash ($7.62 per share)	$—	$11,424,285
Stockholders’ equity	$246,491	$45,972,206	(2)

(1)	Includes the contingent underwriting discount.

(2)	Deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.
      The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.
      The working capital and total assets amounts include the $57,150,000 (or $65,700,000 if the over-allotment option is exercised in full) that will be placed in the trust account, which will be available to us (less the contingent underwriting discount) only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the assets held in the trust account will be distributed solely to our public stockholders.
      We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we could be required to convert to cash up to approximately 19.99% of the 7,500,000 shares sold in this offering, or 1,499,250 shares of common stock, at an initial per-share conversion price of $7.62, without taking into account interest earned on the trust account and net of any taxes due on such interest, which taxes, if any, shall be paid from the trust fund. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest (net of taxes), as of two business days prior to the proposed consummation of the business combination; divided by

•	the number of shares of common stock sold in this offering.

RISK FACTORS
      An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.
          We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination. We have not conducted any discussions and have no plans, arrangements or understandings with any prospective target businesses. We will not generate any revenues until, at the earliest, after the consummation of a business combination.
          We have a limited operating history and may not be able to continue as a going concern without the proceeds of this offering.
      The report of our independent certified public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.
          If we liquidate the trust account without completing a business combination, our public stockholders will receive less than $8.00 per share and will receive nothing with respect to our warrants.
      If we are unable to complete a business combination within the prescribed time frames, we will distribute the funds in the trust account to our public stockholders. The per-share distribution from the trust account will be less than $8.00 because of the underwriting discounts and offering expenses. The underwriters have agreed to waive their rights to the contingent underwriting discount deposited in the trust account for their benefit if no business combination is completed. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate without completing a business combination. For a more complete discussion of the effects on our public stockholders if we are unable to complete a business combination, see the section appearing elsewhere in this prospectus entitled “Effecting a Business Combination — Liquidation if No Business Combination.”
          If our available cash resources of $2 million are insufficient to allow us to operate for at least the next 24 months, we will be unable to complete a business combination.
      We believe that the $250,000 we received from our existing stockholders and the $1,750,000 we can borrow under the limited recourse revolving credit line will be sufficient to allow us to operate for a minimum of 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to engage consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to prevent a target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

          You will not be entitled to protections normally afforded to investors of blank check companies.
      Since we intend to use the net proceeds of this offering to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 and will file with the SEC a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, upon consummation of this offering, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe that we are subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section appearing elsewhere in this prospectus entitled “Comparison to offerings of blank check companies.”
          Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.
      Since August 2003, based upon publicly available information, approximately 50 similarly structured blank check companies have completed initial public offerings. Of these companies, only six companies have consummated a business combination, while ten other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 34 blank check companies with more than approximately $1.9 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are 37 additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies (including private equity and similar firms) seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately held companies with which to combine with companies structured similarly to ours. Further, the fact that only five of such companies have completed a business combination and ten of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive businesses available to such entities or that many privately held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will liquidate the trust fund, and also dissolve and liquidate the company, subject to the requirements of the Delaware General Corporation Law.
          Because of uncertainty in Delaware law, it is possible that the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.
      Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

•	we may consummate the business combination only if approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination and properly exercise their conversion rights will receive their pro rata share of the trust account; and

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will distribute to all of our public stockholders their pro rata share of the trust account.
      Our certificate of incorporation requires that we obtain unanimous approval of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous approval and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.
          If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than $7.62 per share.
      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities we engage execute agreements with us waiving any right, title, interest or claim to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than $7.62, plus interest (net of taxes), due to such claims of such creditors. Mr. Valenta has agreed he will be personally liable to ensure that the proceeds in the trust account are not reduced by claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that he will be able to satisfy those obligations.
          Since we have not yet identified any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the operations of that business.
      Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of a target business’s operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although we will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the requirement that the target business have a fair market value of at least 80% of our net assets at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective target business. For a more complete discussion of our selection of a target business, see the section appearing elsewhere in this prospectus entitled “Effecting a business combination — We have not identified a target business.”
          To complete a business combination, we may issue shares of our capital stock which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership, or incur debt, which could adversely affect our financial condition.
      Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and up to 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 80,041,667 authorized shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to Morgan Joseph & Co.). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      In addition, we may incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if certain covenants that require the maintenance of certain financial ratios or reserves are breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security instrument covenants restricting our ability to obtain such financing while the debt instrument is outstanding.
      For a more complete discussion of the possible structure of a business combination, see the section appearing elsewhere in this prospectus entitled “Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination.”
          Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.
      Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel, including Ronald F. Valenta, our Chief Executive Officer, and John O. Johnson, our Chief Operating Officer. The role of such individuals in the target business after consummation of a business combination, however, cannot presently be ascertained. Although some of our key personnel, including Ronald F. Valenta, John O. Johnson and Marc Perez, may remain associated with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Moreover, our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination, the terms of which, including the compensation to be paid to such individuals, would be determined at such time between the respective parties. Since our current management may be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company in the acquisition agreement and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise its fiduciary duty to negotiate terms in the acquisition agreement that will be in the best interests of the combined company and its public stockholders, members of management may be negotiating terms in their employment or consulting agreements that are favorable to them. If we acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were to be structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the laws and regulations affecting a public company, and this could cause us to have to expend time and resources helping them become familiar with these laws and regulations. This additional training could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.
          Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their allocation of time to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.
      Our present officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination using a blank check company as the acquisition vehicle. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled “Management — Conflicts of Interest.”
          Since none of our officers or directors, or any of their affiliates, has ever been associated with a blank check company you may not be able to evaluate their ability to consummate a business combination using a blank check company as the acquisition vehicle.
      While it is the case that certain of our officers and directors are associated with entities that seek to acquire businesses, none of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate a business combination using a blank check company as the acquisition vehicle. For a discussion of this matter, see the section appearing elsewhere in this prospectus entitled “Proposed Business — Effecting a business combination.”

          Some of our officers and directors may have conflicts of interest in determining whether a particular business opportunity should be presented because they are currently associated with entities other than blank check companies that seek to acquire businesses.
      Some of our officers and directors are currently associated with entities other than blank check companies that seek to acquire businesses. Accordingly, to the extent that a particular business opportunity is in a business related to the business of another entity with which our officers and directors are associated, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections appearing elsewhere in this prospectus entitled “Management — Directors and Executive Officers” and “Management — Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor.
          Certain of our officers and directors own shares of our common stock that will not participate in distributions from the trust account and, therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
      Certain of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions from the trust account with respect to those shares if we are unable to consummate a business combination. Additionally, Ronald F. Valenta and John O. Johnson have agreed that they will purchase an aggregate of 583,333 warrants in the private placement and will spend in the aggregate up to $700,000 to purchase warrants in the open market at prices not to exceed $1.20 per warrant during the 40-trading-day period beginning on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the end of the “restricted period” in accordance with Regulation M as promulgated by the SEC under the Securities Act of 1933, as amended. The shares owned by our officers and directors prior to this offering and any warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. For a more complete discussion of the warrant purchases described above, including a detailed description of when such purchases may begin pursuant to Regulation M and an agreement between Ronald F. Valenta, John O. Johnson, and the representative of the Underwriters, please see the section appearing elsewhere in this prospectus entitled “Principal Stockholders.”
          Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.
      The net proceeds from this offering and the private placement will provide us with only approximately $55,950,000 that we may use to complete a business combination. Our initial business combination must be with a business or businesses with a fair market value of at least 80% of our net assets at the time of such transaction. Consequently, it is likely that we will only be able to complete a single business combination at first. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.
      Alternatively, if our business combination entails simultaneous transactions with several operating businesses at the same time from different persons, we would face additional risks. These risks may include difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. For a more complete discussion of these risks, please see the section appearing elsewhere in this prospectus entitled “Proposed Business — Lack of Business Diversification.” If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
          The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.
      When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps in furtherance of securing third-party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.
          If necessary or desirable in connection with a particular business combination, we may stipulate that we will not proceed if public stockholders holding a lesser percentage than 20% of the shares issued in this offering exercise their conversion rights, which may limit our ability to consummate a business combination within the required time period.
      Under our certificate of incorporation, we may consummate a business combination only if public stockholders owning less than 20% of the shares issued in this offering vote against the business combination and exercise their conversion rights. Because of cash requirements to consummate a particular business combination or for other reasons, when seeking stockholder approval of the business combination, we may stipulate that we will not proceed if public stockholders holding a lesser percentage than 20% of the shares issued in this offering exercise their conversion rights. This may limit our ability to consummate the business combination and could result in our liquidation if we do not complete a business combination within the required time period.
          Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.
      We expect to encounter intense competition from other entities with similar business objectives, including private equity funds and operating businesses competing for business combinations. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources and our financial resources will be relatively limited in comparison. While we believe that there are numerous potential target businesses with which we could effect a business combination with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.
      Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

          We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the costs of identifying, investigating and negotiating a business combination with a target business or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account or available under the limited recourse line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account or under the limited recourse line of credit to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. In such a case, if we were ultimately required to forfeit such funds and were unable to secure additional financing (which could be provided by our existing stockholders, though they are under no obligation to do so), we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may impact the continued development or growth of the target business. None of our officers, directors or our existing stockholders is required to provide any financing to us in connection with or after a business combination.
          Our existing stockholders control a substantial interest of the company and thus may influence certain actions requiring a stockholder vote.
      Upon consummation of our offering, our existing stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). If there is an annual meeting, our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.
      Because of our existing stockholders’ agreement with the representative of the underwriters to purchase 583,333 warrants in the private placement and to make open market purchases of the warrants during the 40-trading day period beginning the later of the date separate trading of the common stock and warrants begins or sixty calendar days after the end of the “restricted period” under Regulation M promulgated by the SEC, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. For a more complete discussion, including a detailed description of when such purchases may begin under Regulation M, please see the section of this prospectus entitled “Principal Stockholders.”
      Our existing stockholders, officers and directors and their affiliates are not prohibited from purchasing units in this offering or shares in the aftermarket. Any common stock acquired by our existing stockholders or our officers and directors in the offering or aftermarket will be considered part of the holdings of the public stockholders. Accordingly, they may vote such shares on a proposed business combination in any way they choose. We cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

          Our existing stockholders paid an aggregate of $250,000, or $0.133 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from their purchase of our common stock.
      The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27.1%, or $2.17 per share (the difference between the pro forma net tangible book value per share of $5.83 and the initial offering price of $8.00 per unit).
          Our outstanding warrants and the representative’s unit purchase option may have an adverse effect on the market price of common stock and increase the difficulty of effecting a business combination.
      The units we issue in this offering include warrants to purchase 7,500,000 shares of common stock. We have also agreed to issue an additional 583,333 warrants in the private placement and to issue to Morgan Joseph & Co. an option to purchase 750,000 units that, if exercised, will result in the issuance of an additional 750,000 shares of common stock and warrants to purchase 750,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Therefore, our warrants and Morgan Joseph & Co.’s option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If, and to the extent, these warrants and option are exercised, you may experience dilution to your holdings.
          The exercise by our existing stockholders of their registration rights after a business combination may have an adverse effect on the market price of our common stock.
      Our existing stockholders are entitled to make a demand that we register the resale of their shares of common stock (including shares of common stock they may acquire upon exercise of the warrants issued in the private placement) at any time commencing three months prior to the date on which their shares are released from escrow. The shares will be released from escrow on the earlier of one year from the completion of a business combination or upon the completion of a transaction that occurs subsequent to the consummation of the initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and the shares they may acquire upon exercise of the warrants issued in the private placement, then there will be an additional 2,458,333 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.
          The American Stock Exchange may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
      Upon consummation of this offering, we expect our securities will be listed on the American Stock Exchange, which is a national securities exchange. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
      If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
          If we are deemed to be an investment company, we may be required to institute compliance requirements and our activities may be restricted, which may make it more difficult for us to complete a business combination.
      If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.
      In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.
      We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.
          The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.
      Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between the representative and us. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-	Over-Allotment
	Allotment Option	Option Exercised

Gross proceeds from this offering	$60,000,000	$69,000,000
Proceeds from the private placement	700,000	700,000

Total proceeds	60,700,000	69,700,000
Offering expenses(1)
Underwriting discount(2)	4,200,000	4,830,000
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	25,000	25,000
SEC registration fee	23,952	23,952
NASD filing fee	20,850	20,850
AMEX filing fee	65,000	65,000
Initial Trustee’s fee	1,000	1,000
Miscellaneous expenses	14,198	14,198

Total estimated offering expenses	4,750,000	5,380,000
Net proceeds from this offering and the private placement	55,950,000	64,320,000
Contingent underwriting discount placed in trust account	1,200,000	1,380,000

Net proceeds placed in trust account	$57,150,000	$65,700,000

(1)	We have paid, and will pay, offering expenses referenced in the line items above prior to the close of this offering utilizing the $250,000 we received from the sale of common stock to our existing stockholders and, if necessary, from our limited recourse revolving line of credit of up to $1,750,000 extended by Ronald F. Valenta, a director and our Chief Executive Officer. As of February 28, 2006, we had paid $79,625 in offering expenses from the $250,000 proceeds from the sale of common stock to our existing stockholders. We will retain from the proceeds of this offering, and not deposit into the trust account, an amount equal to our offering expenses. If we have utilized our limited recourse revolving line of credit to pay some of the offering expenses, we will repay the limited recourse revolving line of credit, including interest at the rate of 8% per annum, with these proceeds.
(2)	Includes the contingent underwriting discount.
      We will place $57,150,000 ($65,700,000 if the underwriters’ over-allotment option is exercised in full) in a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or the expiration of the time period during which we may complete a business combination. The proceeds held in the trust account (other than the contingent underwriting discount) may be used as consideration to pay the sellers of a target business with which we complete a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (other than the contingent underwriting discount) will be used to finance the operations of the target business. We may also use the proceeds held in the trust account (other than the contingent underwriting discount) to pay a finder’s fee to any unaffiliated party that provides information regarding prospective targets to us. Any such fee would be conditioned on our consummating a business combination with the identified target. We anticipate that such fee, if any, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such combination.
      None of the proceeds of this offering will be used to fund our operations prior to a business combination. We believe that, upon consummation of this offering, the remaining proceeds from the sale of common stock to our existing stockholders prior to this offering and from the limited recourse line of credit provided by Ronald F. Valenta will be sufficient to fund our operations for at least the next 24 months, assuming that a business combination is not consummated during that time. However, the report by LaRue, Corrigan & McCormick LLP, our independent registered public accounting firm, contains a going concern qualification.
      A public stockholder will be entitled to receive funds from the trust account (including interest net of taxes) only in the event of the liquidation of the trust account or if such stockholder converts such shares into cash in connection with a business combination that the public stockholder voted against and which we consummate. Under no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our existing stockholders have waived any conversion rights with respect to shares of common stock held by them prior to this offering or shares they may acquire in or after this offering.

DILUTION
      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.
      At December 31, 2005, our net tangible book value was $42,310 or approximately $0.02 per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2005 would have been $45,901,090 or $5.83 per share, representing an immediate increase in net tangible book value of $5.81 per share to the existing stockholders and an immediate dilution of $2.17 per share, or 27.1%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $11,424,285 less than it otherwise would have been because, if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of any taxes due on such interest), divided by the number of shares sold in this offering.
      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$0.02
Increase attributable to new investors	5.81

Pro forma net tangible book value after this offering		5.83

Dilution to new investors		$2.17

      The following table sets forth information with respect to our existing stockholders and the new investors:

			Total Consideration

	Shares Purchased				Average
					Price per
	Number	Percentage	Amount	Percentage	Share

Existing stockholders	1,875,000	20.0%	$250,000	0.41%	$0.133
New investors	7,500,000	80.0	60,000,000	99.59	$8.000

	9,375,000	100.0%	$60,250,000	100.00%

      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$42,310
Proceeds from this offering	57,150,000
Deferred offering costs excluded from net tangible book value before this offering	133,065
Less: Proceeds held in trust subject to conversion to cash ($57,150,000 x 19.99%)	(11,424,285)

$45,901,090

Denominator:
Shares of common stock outstanding prior to this offering	1,875,000
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to conversion (7,500,000 x 19.99%)	(1,499,250)

7,875,750

CAPITALIZATION
      The following table sets forth our capitalization at December 31, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2005

	Actual	As Adjusted

Common stock, $.0001 par value, -0- and 1,499,250 shares which are subject to possible conversion, shares at conversion value	$—	$11,424,285

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 100,000,000 shares authorized; 1,875,000 shares issued and outstanding, actual; 7,875,750 shares issued and outstanding (excluding 1,499,250 shares subject to possible conversion), as adjusted	188	788
Additional paid-in capital	249,812	45,974,927
Deficit accumulated during the development stage	(3,509)	(3,509)

Total stockholders’ equity	$246,491	$45,972,206

      If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, ($7.62 per share plus interest net of any taxes as of two business days prior to the proposed consummation of a business combination) divided by the number of shares sold in this offering. A portion of the conversion price will be funded through a pro rata portion of the contingent underwriting discount, which the underwriters have agreed to forfeit in order to pay the converting stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      We were formed on October 14, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt to effect a business combination.
      The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect among other things, our ability to use our net operating loss carryforwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt instrument contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt instrument is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt instrument contains covenants restricting our ability to obtain additional financing while such security is outstanding.
      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.
      Of the proceeds of this offering and the private placement, we will place $57,150,000 (or $65,700,000 if the underwriters’ over-allotment option is exercised in full) in the trust account. We intend to use substantially all of the funds in the trust account (excluding the contingent underwriting discount) of this offering to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account and any other net proceeds not expended will be used to finance the operations of the target business.
      We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with the credit available to us under the limited recourse revolving credit line, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate that we will incur approximately $200,000 of expenses for the due diligence and investigation of a target business, $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $350,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $220,000 for director fees and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

      We have a limited recourse revolving line of credit with Ronald F. Valenta, a director and our Chief Executive Officer, pursuant to which we may from time to time borrow up to $1,750,000 outstanding at any time. The limited recourse revolving line of credit terminates upon the earliest to occur of completion of a business combination, the liquidation of the company and two years from the date of this prospectus, except that advances may be made after two years from the date of this prospectus solely to pay reasonable costs and expenses in connection with the liquidation of the company. The limited recourse revolving line of credit bears interest at the rate of 8% per annum and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the required time periods. Without the consent of Mr. Valenta, the limited recourse line of credit may only be used for the costs and expenses of this offering and, during the period that the company is seeking a business combination, ordinary and reasonable operating costs and expenses, including reporting obligations with the Securities and Exchange Commission, the audit and review of our financial statements, identifying and investigating potential targets for a business combination, negotiating and closing the business combination, legal and other professional fees and expenses, fees, salaries and compensation for directors, officers, employees, consultants and advisors, and insurance premiums, and the reasonable costs and expenses in connection with the liquidation of the company if a business combination is not consummated. If we borrow funds under the limited recourse revolving line of credit to pay offering expenses, we will repay the limited recourse revolving line of credit with proceeds of the offering. In connection with a particular business combination, the target may require a payment from us as consideration for a “no-shop” agreement from the target or for an option to purchase the business. We will not make such payment unless we believe we have sufficient cash resources to fund our operations for the two-year period following the closing of this offering. These cash resources include our limited recourse revolving line of credit and may include other financing we are able to obtain (although we have no commitments for other financing at this time). If other financing is provided by some of our existing stockholders, these existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.
      We have agreed to sell to Morgan Joseph & Co., upon consummation of the offering, for $100, an option to purchase up to a total of 750,000 units at $10.00 per unit. The option will be valued at the date of issuance; however, for illustrative purposes, we have estimated, based upon a Black-Scholes model, that the fair value of the option as of February 28, 2006 would be approximately $651,000, using an expected life of four years, volatility of 15.64% and a risk-free interest rate of 4.64%. The volatility calculation of 15.64% is based on the 180-day volatility of the Russell 2000 Index. Because we do not have a trading history, we needed to estimate the potential volatility of our units, which will depend on a number of factors that cannot be ascertained at this time. We referred to the 180-day volatility of the Russell 2000 Index because our management believes that the volatility of this index is a reasonable benchmark to use in estimating the expected volatility for our units. Utilizing a higher volatility would have had the effect of increasing the implied value of the option. For comparative purposes, if we had assumed for purposes of the Black-Scholes model a volatility of double the volatility of the 180-day Russell 2000 Index, or 31.28%, it would have yielded an option value of approximately $1,389,000, and a volatility of quadruple the volatility of the 180-day Russell 2000 Index, or 62.56%, would have yielded an option value of approximately $2,751,000. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if we do not consummate a business combination within the prescribed time period and we liquidate, the option would become worthless.

PROPOSED BUSINESS
Introduction
      We are a blank check company incorporated in Delaware on October 14, 2005 in order to serve as a vehicle to effect a business combination with one or more operating businesses. We intend to focus our efforts initially on seeking a business combination with an operating company in the specialty finance industry. The specialty finance industry encompasses companies, other than financial institutions, that provide financing, through loans, rental contracts and leases, to specific niche markets, as well as specialty insurance and re-insurance companies. These finance companies include among others equipment lessors, asset-based lenders, factors, commercial and residential mortgage lenders and consumer finance companies. Within the specialty finance industry, we intend to concentrate our search for a business combination in the equipment/rental leasing sector. Examples of the types of equipment that a potential acquisition candidate may rent or lease include production and testing equipment, transportation, construction and storage equipment, safety equipment as well as related supplies and accessories. Although we intend to focus our efforts initially in identifying target companies in the specialty finance industry, we may effect a business combination with an operating company in any industry, and we may at any time divert some or all of our efforts to seek businesses other than specialty finance companies.
      We intend to focus our efforts on target businesses with one or more of the following characteristics:

•	favorable long-term growth prospects;

•	the ability to achieve a leading market position through the consummation of additional acquisitions and/or through organic growth;

•	a business model that is based upon recurring revenue;

•	the ability to drive incremental revenue sources or extract increased profitability from the core business;

•	the potential for economies of scale through consolidation;

•	high operating profit margins;

•	stable cash flows; and

•	experienced, high quality management teams.
      While we may or may not consummate our business combination with a company involved in the specialty finance industry, we believe that, given our management’s prior experience, this focus will provide us with the best opportunity to consummate a business combination. Our management team is experienced in sourcing, structuring, financing and consummating acquisitions, and has contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities.
Effecting a business combination

General
      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. Such drawbacks include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth, although such companies are not our primary focus. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to initially effect only a single business combination.

We have not identified a target business
      To date, we have not identified any target business or businesses on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable business combination candidates.
      Subject to the limitations that the target business or businesses have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses
      While we have not yet identified any acquisition candidates, our management believes, based on its prior business experience, that there are numerous acquisition candidates in each of the segments of the specialty finance industry that we intend to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, private equity funds, and other members of the financial community, who may present solicited or unsolicited proposals. We may be contacted by unsolicited parties who become aware of our interest in prospective targets through filings with the Securities and Exchange Commission, and after the effectiveness of the Registration Statement, press releases, word of mouth, media coverage and our website, should these outlets develop. The company does not have a website at this time. After the initial filing of this Registration Statement, we received an unsolicited telephone call from a person stating he was affiliated with an investment banking company. No information from the caller was obtained about any particular potential target company, and the caller was informed that while we are in registration we are not discussing or pursuing any potential target companies at this time. We may pay finders’ fees or compensation to these unsolicited parties for their efforts in introducing us to potential target businesses, which we would negotiate at the time. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on terms of the transaction. In no event, however, will any of our officers, directors or existing stockholders or any entity with which they are affiliated be paid any finder’s fee, consulting fee or other compensation prior to or in connection with the consummation of a business combination.
      None of our officers, directors, promoters and other affiliates has engaged in discussions regarding a potential business combination on our behalf. There have been no preliminary contacts with potential target companies. Further, there has been no due diligence, evaluations, discussions (formal or informal), negotiations and/or other similar activities undertaken by us, whether directly by an affiliate, or an unrelated third party, with respect to a business combination transaction.

Selection of a target business and structuring of a business combination
      Subject to the requirement that our initial business combination must be with a business or businesses with a fair market value that is at least 80% of our net assets at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we will not consummate our initial business combination with any company affiliated with any of our officers or directors. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We intend to focus our efforts on acquiring a rental/leasing equipment company or some other specialty finance company. The Standard & Poor’s Capital IQ database tracks 97 publicly traded companies and 1,533 privately held companies that (i) are classified as rental/leasing/distribution/specialty finance companies, (ii) have sales in excess of $25 million but less than $500 million, and (iii) have their primary location in the United States. Additionally, this database is not exhaustive and likely excludes certain subsidiaries or divisions of publicly traded companies as well as certain privately held companies that may be attractive to us as a target business. As a result, we believe there is a plentiful supply of acquisition candidates. In addition, although we will focus on acquiring an operating business in the specialty finance sector, we may acquire companies operating in any industry we choose.
      In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination;

•	market size;

•	relative valuation multiples of similar publicly traded companies; and

•	effect of technological developments within the industry.
      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. We will also seek to have all prospective target businesses execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business.
      The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, no finder’s fee, consulting fees or other similar compensation will be paid to our officers, directors, existing stockholders or any of their respective affiliates prior to or in connection with a business combination.
      Ronald F. Valenta, John O. Johnson and Marc Perez may remain associated with the target business in senior management or advisory positions following a business combination and therefore may negotiate employment or consulting agreements in connection with a business combination.

Fair market value of target business
      The target business or businesses with which we engage in a business combination must have a fair market value equal to at least 80% of our net assets at the time of such business combination (all of our assets, including the funds held in the trust account (other than the contingent underwriting discount), less our liabilities), although we may engage in a business combination with a target business or businesses whose fair market value significantly exceeds 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the owners of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complex for our board of directors to perform on its own or if the board determines that outside expertise is necessary or helpful in consideration of such analysis), we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain such an opinion, we will provide details with respect to how such opinion may be obtained from us in the Current Report on Form 8-K that we file to disclose our entering into the acquisition agreement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification
      While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses or assets whose fair market value, collectively, is at least equal to 80% of our net assets at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses. We may not be able to engage in a business combination with more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the transaction with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or in a single industry, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’s management
      Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the management of a target business will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors are likely to remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.
      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination
      As required in our certificate of incorporation, prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.
      In connection with the vote required for any business combination, our existing stockholders have agreed to vote the shares of common stock they owned immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement will not apply to shares included in units purchased in this offering or purchased following this offering in the open market by our existing stockholders. Accordingly, they may vote these shares on a proposed business combination any way they choose. Under our certificate of incorporation, we are permitted to proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Our certificate of incorporation requires that we obtain unanimous approval of our stockholders to amend the foregoing procedures. Neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. If necessary or desirable in connection with a particular business combination, we may stipulate that it will not proceed if an even lesser percentage than 20% of the shares issued in this offering exercise their conversion rights. The provisions of our certificate of incorporation relating to business combinations may be amended only with the vote or written consent of 100% of the outstanding shares of our common stock.

Conversion rights
      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. These conversion rights do not apply to shares outstanding prior to this offering, and our existing stockholders have agreed not to exercise these rights with respect to shares of common stock they acquire in the offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of the contingent underwriting discount and any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust fund), and calculated as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account or taxes payable on such interest, the per-share conversion price would be $7.62, or $0.38 less than the per-unit offering price of $8.00. Because the per share conversion price is $7.62 per share (plus any interest per share earned in the trust account (net of taxes payable)),which is lower than the $8.00 per unit offering price and may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, we will liquidate and distribute the proceeds of the trust account, and dissolve and liquidate the company, subject to the requirements of the Delaware General Corporation Law. Our certificate of incorporation requires that we obtain unanimous approval of our stockholders to amend the foregoing procedures. Neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. Upon liquidation of the trust account, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account inclusive of any interest (net of taxes payable, if any) plus any remaining net assets. In addition, the underwriters have agreed to waive their rights to the contingent underwriting discount deposited in the trust account for their benefit if the business combination is not consummated, and such funds will be distributed to our public stockholders along with the remainder of the trust account. Our existing stockholders have waived their rights to participate in any liquidation from the trust account with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation of the trust account and liquidation and dissolution of the company from our remaining assets outside of the trust account.
      We estimate that the per share liquidation price, without taking into account any interest earned on the trust account and net of any taxes due on such interest, which taxes, if any, shall be paid from the trust fund, would be $7.62, or $0.38 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors that could have higher priority than the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Furthermore, we cannot assure you that the actual per-share liquidation price will not be less than $7.62, plus interest (net of any taxes on such interest), due to claims of creditors. Mr. Valenta has agreed he will be personally liable to ensure that the proceeds in the trust account are not reduced by claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that he will be able to satisfy those obligations.
      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the effective date of the registration statement, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the effective date of the registration statement of this offering, we will then liquidate the trust account and the company, subject to the requirements of the Delaware General Corporation Law. Pursuant to the terms of the Investment Management Trust Agreement, the trustee of the trust account will liquidate the investments constituting the trust account and turn over the proceeds to our transfer agent for distribution to our public stockholders.
      Our public stockholders will be entitled to receive funds from the trust account only upon its liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.
Competition
      In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a similar business objective. There are approximately 30 blank check companies with more than approximately $1.9 billion in trust that are seeking to carry out a business plan similar to our business plan. Moreover, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.
      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective in acquiring a target business with significant growth potential on favorable terms.
      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
      We maintain our executive offices at 260 S. Los Robles, Suite 217, Pasadena, CA 91101. We do not pay rent for this office space. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.
Employees
      We have two executive officers and a controller. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
      We will register our units, common stock and warrants under the Securities Exchange Act of 1934, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants.
      We will not engage in a business combination with a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to effect a business combination with the proposed target business. While this may limit the pool of potential business combination candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.
Comparison to offerings of blank check companies
      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$56,450,000 of the offering proceeds will be deposited into a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes $1,200,000 attributable to the contingent underwriting discount and does not include the proceeds of the private placement, which will also be deposited in the trust account.	$50,220,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The net offering proceeds held in trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representative informs us of their decision to allow earlier separate trading (based upon their assessment of their relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8- K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Business combination deadline	A business combination must occur within 18 months after the effective date of the registration statement of this offering or within 24 months after the effective date of the registration statement offering if a letter of intent, an agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or requires the return of his or her investment. If the company has not received the notification by the end of the 45th business day, any funds and interest or dividends held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
      Our current directors and executive officers:

Name	Age	Position

Ronald F. Valenta	47	Chief Executive Officer, Chief Financial Officer, Secretary and Director
John O. Johnson	44	Chief Operating Officer
Marc Perez	41	Controller
Lawrence Glascott	71	Chairman of the Board of Directors
David M. Connell	61	Director
Manuel Marrero	46	Director
James B. Roszak	63	Director
      Ronald F. Valenta has served as a director and as our Chief Executive Officer, Chief Financial Officer and Secretary since our inception. Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded in 1988 until 2003. In April 2000, Windward Capital Partners acquired a controlling interest in Mobile Services Group, Inc. through a recapitalization transaction. Mr. Valenta has served as the non-executive Chairman of the Board of Directors of Mobile Services Group, Inc. since March 2003. Mr. Valenta was the managing member of Portosan Company, LLC, a portable sanitation services company he founded in 1998, until 2004 when a majority of the assets of that company were sold to an affiliate of Odyssey Investment Partners, LLC. Mr. Valenta is currently Chairman of the Board of Directors for CMSI Capital Holdings, Inc., a private investment company he founded in 1991, and Portoshred LLC, a mobile document destruction company he founded in 2003. Mr. Valenta is also a director of the National Portable Storage Association, a not-for-profit entity dedicated to the needs of the storage industry. From 1985 to 1989, Mr. Valenta was a Senior Vice President with Public Storage, Inc. and from 1980 to 1985, Mr. Valenta was a manager with the accounting firm of Arthur Andersen & Co. in Los Angeles.
      John O. Johnson has served as our Chief Operating Officer since November 2005. Mr. Johnson is a Managing Director of The Spartan Group, a boutique investment banking firm, which he co-founded in 2002. As a Managing Director, he is responsible for origination and execution of mergers and acquisition advisory work and capital raising for growth companies. Prior to founding The Spartan Group, Mr. Johnson served in multiple positions with Banc of America Securities from 1984 until 2002, culminating in his appointment as Managing Director in 1994. While at Banc of America Securities, he specialized in growth company banking coverage and leveraged buyouts and leveraged finance while ultimately becoming a Group Head. Mr. Johnson has served as an investment banker to various companies owned or operated by Mr. Valenta since 1997.
      Marc Perez has served as our Controller since November 2005. Mr. Perez has served as the controller for Portoshred, LLC, a mobile document destruction company, since September 2005. Prior to joining Portoshred, Mr. Perez served as controller for Portosan Company, LLC, a portable sanitation services company, from 2000 through September 2005. Prior to joining Portosan, Mr. Perez was a controller for Waste Management, Inc., a provider of comprehensive waste and environmental services in North America, from 1997 to 2000. Mr. Perez began his career out of college in 1988 with Browning Ferris Industries, a sanitation removal company and served as its controller until 1997.
      Lawrence Glascott has been the Chairman of the Board of Directors of the company since November 2005. Mr. Glascott has served as a director of 99¢ Only Stores since 1996 where he currently serves on its Audit, Compensation and Nominating and Corporate Governance Committees. From 1991 to 1996 he was the Vice President — Finance of Waste Management International, an environmental services company. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.
      David M. Connell has been a director of the company since November 2005. Mr. Connell founded Cornerstone Management Partners, LLC, a consulting and advisory firm, in 1998. Prior to establishing

Cornerstone Management Partners in 1998, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation or DPRC from 1992 to 1998. DPRC was a NASDAQ listed provider of information technology consulting services to Fortune 500 companies. Prior to his service with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson & Stowe, a New York private equity firm to manage a group of portfolio companies. From 1990 to 1993 Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking, and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of World Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider.
      Manuel Marrero has been a director of the company since November 2005. Since January 2004, Mr. Marrero has worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., and a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief Financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and the Chief Financial Officer of Precision Specialty Metals, Inc. from 1996 to 1999. Precision Specialty Metals is a light gauge conversion mill for flat rolled stainless steel and high performance alloy. He has served on the boards of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and TreePeople.
      James B. Roszak has been a director of the company since November 2005. Mr. Roszak has been a director of National RV Holdings, Inc. since June 2003 and his term expires in 2006. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001. He is also active as a Board of Trustees member of Chapman University.
      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or a blank check company that executed a business plan similar to ours and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional expertise should enable them to successfully identify and effect an acquisition. None of the officers or directors other then Mr. Valenta has contractual or fiduciary obligations that require them to present business opportunities related to the specialty finance industry or other entities. Mr. Valenta is a director of several companies in the specialty finance business. If a potential business combination would be an opportunity for the company and one of these other companies, he will present the opportunity to both companies.
Executive Compensation
      Neither Ronald F. Valenta, our Chief Executive Officer, Chief Financial Officer and Secretary, nor John O. Johnson, our Chief Operating Officer, will be entitled to any compensation for their services prior to a business combination. In addition to the 22,500 shares acquired by each of the directors prior to the offering, we intend to pay each of our non-employee directors $1,500 for each meeting they attend during the period prior to a business combination. We will also reimburse all of our officers and directors for out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Director Independence
      The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
      A majority of the directors on our board are “independent directors.” Our independent directors will have regularly scheduled meetings at which only independent directors are present.
      Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.
Audit Committee
      Our board of directors has established an audit committee. The purpose of the audit committee is to represent and assist our board in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The audit committee is directly responsible for the appointment, compensation, retention, oversight and work of our independent auditor.
      The audit committee consists of James B. Roszak, as chairman, Manuel Marrero and Lawrence Glascott, each of whom is an independent director and is “financially literate” under the American Stock Exchange listing standards and each of whom we believe qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the Securities and Exchange Commission. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we will certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.
Nominating Committee
      Our board of directors has established a Nominating Committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.
      The nominating committee consists of Manuel Marrero, as chairman, David M. Connell and James B. Roszak, each of whom is an independent director under the American Stock Exchange listing standards.
Code of Ethics
      We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.
Conflicts of Interest
      Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company and the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those in which our company intends to engage.

•	Ronald F. Valenta, our Chief Executive Officer, is the non-executive Chairman of the Board of Directors of Mobile Services Group, Inc. and Chairman of the Board of Directors of Port-O-Shred LLC and the managing member of Portosan, LLC. While none of our other existing stockholders has any affiliation with a specialty finance company, they may have such an affiliation in the future.

•	Since our officers and directors own shares of our common stock that will be released from escrow only if a business combination is successfully completed and will own warrants that will expire worthless if a business combination is not consummated, these persons may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

•	Our directors and officers may purchase common stock as part of the units sold in this offering or in the aftermarket and would be entitled to vote such shares as they choose on a proposal to approve a business combination.

•	If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust or under the limited recourse line of credit to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•	If our management negotiates to be retained post business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.
      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
      To minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company prior to any other entity, any business opportunity which may reasonably be required to be presented to our company under Delaware law, subject to any pre-existing fiduciary obligations he or she might have.
      In connection with the vote required for any business combination, our existing stockholders have agreed to vote their shares of common stock they owned prior to this offering in accordance with the majority of the shares of our common stock sold in this offering voted by the public stockholders. In addition, our officers and directors have agreed to waive their rights to participate in any liquidation from the trust account, but only with respect to those shares of common stock acquired prior to this offering. Any common stock acquired by our existing stockholders, officers and directors in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, our existing stockholders, officers and directors will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Therefore, they may vote such shares on a proposed business combination any way they choose.
      None of our officers, directors, promoters and other affiliates has engaged in discussions regarding a potential business combination on our behalf. There have been no preliminary contacts with potential target companies. Further, there has been no due diligence, evaluations, discussions (formal or informal), negotiations and/or other similar activities undertaken by us, whether directly by an affiliate, or an unrelated third party, with respect to a business combination transaction.
PRINCIPAL STOCKHOLDERS
      The following table provides information as of the date of this prospectus regarding each of our stockholders and all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

		Percentage of Outstanding
		Common Stock

Name and Address of Beneficial Owner(1)	Number of Shares	Before Offering	After Offering

Ronald F. Valenta	1,410,000	75.2%	15.0%
John O. Johnson	356,250	19.0%	3.8%
James B. Roszak	22,500	1.2%	(2)
Lawrence Glascott	22,500	1.2%	(2)
Manuel Marrero	22,500	1.2%	(2)
David M. Connell	22,500	1.2%	(2)
Marc Perez	18,750	1.0%	(2)
All directors and executive officers as a group (seven individuals)	1,875,000	100%	20.0%

(1)	The business address of each shareholder is 260 S. Los Robles, Suite 217, Pasadena, CA 91101.

(2)	Less than one percent (1%).
      Immediately after this offering, our existing stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering). In addition, Messrs. Valenta and Johnson have agreed to purchase an aggregate of 583,333 warrants in the private placement immediately prior to the offering. Our existing stockholders may purchase our securities in this offering. Because of their ownership block, our existing stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.
      All of the shares of common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year from the completion of a business combination;

•	our liquidation; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.
      During the escrow period, the holders of these shares will not be able to sell or transfer their securities (except to their spouses and children or trusts established for their benefit), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and we liquidate and dissolve, our existing stockholders will not receive any portion of the proceeds from the liquidation of the trust account with respect to common stock owned by it prior to the date of this prospectus.
      Ronald F. Valenta and John O. Johnson have each agreed with the representative that after this offering is completed and during the 40 trading day period beginning on the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M, they will collectively purchase warrants in the public marketplace at prices not to exceed $1.20 per warrant up to an aggregate purchase price of $700,000. Each has further agreed that any warrants so purchased by them or their affiliates or designees pursuant to this agreement will not be sold or transferred until after we have completed a business combination. The purchase of such warrants will be made pursuant to agreements in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us nor part of the underwriting or selling group. Neither Ronald F. Valenta nor John O. Johnson will have any discretion or influence with respect to such purchases. The warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determine that an earlier date is acceptable, based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of and demand for our securities in particular. The representative will not allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. We believe that the purchases of warrants by these individuals demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.
      The “restricted period” as defined in Regulation M will end upon the closing of this offering and, therefore, the warrant purchases described above may begin on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the closing of this offering. Under Regulation M, the restricted period could end at a later date if the underwriter were to exercise the over-allotment. In such event, the restricted period would not end until the underwriter distributed such securities or placed them in its investment account. However, the underwriters have agreed that they may only exercise the over-allotment option to cover the net syndicate short position, if any, resulting from the initial distribution and therefore the restricted period will end upon the closing of this offering.
      These warrant purchases, if any, may serve to stabilize the market price of the warrants during the 40 trading day period at a price above that which would prevail in the absence of these purchases. In addition, because the obligations to purchase the warrants will terminate at the end of the 40th trading day after separate trading of the warrants has commenced or the earlier purchase of all the warrants obligated to be purchased, the market price of the warrants may substantially decrease following the termination of these obligations. However, neither the underwriters nor we make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over-the-counter market or other trading market. If these transactions are commenced, they may be discontinued without notice at any time.
      Mr. Valenta is our “promoter” as such term is defined under the federal securities laws.

CERTAIN TRANSACTIONS
      In October 2005, we issued 1,875,000 shares of our common stock to Ronald F. Valenta for cash in the amount of $0.133 per share or an aggregate purchase price of $250,000. Thereafter, Mr. Valenta transferred, without consideration, 22,500 shares to each of David M. Connell, Lawrence Glascott, Manuel Marrero and James B. Roszak, directors of the company, and 18,750 shares to Marc Perez, our controller. He also sold 356,250 shares to John O. Johnson for the amount of $0.133 per share or an aggregate purchase price of $47,500. If the representative of the underwriters determines to increase the size of this offering, a stock dividend would be effectuated prior to the consummation of this offering to maintain our existing stockholders’ ownership as a percentage of the offering size. Pursuant to a registration rights agreement, our existing stockholders have two demand and unlimited piggyback registration rights with respect to their shares following the release of the shares from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.
      In October 2005 we obtained a limited recourse revolving line of credit from Ronald F. Valenta, a director and our Chief Executive Officer, under which we may from time to time borrow up to $1,750,000 outstanding at any time. The revolving credit line terminates upon the earlier of the completion of a business combination, the liquidation of the company or two years from the date of this prospectus. The limited recourse revolving line of credit bears interest at the rate of 8% per annum.
      Ronald F. Valenta and John O. Johnson have agreed to purchase an aggregate of 583,333 warrants for $1.20 per warrant, or an aggregate of $700,000 in the private placement immediately prior to the closing of this offering. The proceeds of this sale will be deposited in the trust account. These warrants will be identical to the warrants issued in this offering. Subject to limited exceptions (such as a transfer to relatives and trusts for estate planning purposes), these warrants will not be transferable until our completion of a business combination. The underwriters will not be entitled to any discounts or commissions on the sale of the warrants in the private placement.
      We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.
      All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
DESCRIPTION OF SECURITIES
General
      We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by seven stockholders of record. No shares of preferred stock are currently outstanding.
Units
      Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th trading day after the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading (based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K with the SEC that includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if the representative has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”
Common Stock
      Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.
      Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting David M. Connell and Manuel Marrero, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of James B. Roszak and Lawrence Glascott, will expire at the second annual meeting. The term of office of the third class of directors, consisting Ronald F. Valenta, will expire at the third annual meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
      If we liquidate without completing a business combination, our public stockholders are entitled to share ratably in the trust account, including any interest and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to share in any distribution from the trust account with respect to common stock owned by them prior to the offering if we liquidate without completing a business combination.
      Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders (but not our existing stockholders, nor any of our officers and directors to the extent that they purchase any shares in this offering or the aftermarket) have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.
Preferred Stock
      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation and our board of directors may determine its rights and preferences from time to time. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
      No warrants are currently outstanding. Each warrant included in the units entitles the holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.
      The warrants will expire four years from the date of this prospectus at 5:00 p.m., Los Angeles time.
      The warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the representative allow separate trading of the common stock and warrants until the underwriters’ over-allotment option has either expired or been exercised and we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.
      We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

•	with the prior consent of the representative;

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	only if the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.
      We have established the above conditions to our exercise of redemption rights to provide (i) warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price, and (ii) a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.
      Since we may redeem the warrants only with the prior written consent of the representative and the representative may hold warrants subject to redemption, the representative may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representative will consent to such redemption if it is not in their best interest, even if it is in our best interest.

      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. A warrant holder does not have the rights or privileges of a holder of common stock, including any voting rights, until the warrant holder exercises the warrants and receive shares of common stock.
      No warrants will be exercisable unless a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants and to take such action as is necessary to qualify for sales in those states in which the warrants were initially offered by us, the common stock issuable upon exercise of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the warrant holders reside.
      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
      Immediately prior to the closing of the offering, we will sell to Ronald F. Valenta and John O. Johnson an aggregate of 583,333 warrants for $1.20 per warrant, or an aggregate of $700,000 in the private placement. The proceeds of this sale will be deposited in the trust account. These warrants will be identical to the warrants issued in this offering. Subject to limited exceptions (such as a transfer to relatives and trusts for estate planning purposes), these warrants will not be transferable until our completion of a business combination. The underwriters will not be entitled to any discounts or commissions on the sale of the warrants in the private placement.
Purchase Option
      We have agreed to sell to Morgan Joseph & Co., the representative of the underwriters, for $100, an option to purchase up to a total of 750,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”
Dividends
      We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. In addition, under our limited recourse revolving line of credit, we cannot pay any dividends without the consent of the lender. The payment of cash dividends after a business combination will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Further, our ability to declare dividends may to limited by restrictive covenants if we incur any indebtedness.
Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
American Stock Exchange Listing
      There is presently no public market for our units, common stock or warrants. We expect that the units will be listed on the American Stock Exchange under the symbol GFN.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be listed on the American Stock Exchange under the symbols GFN and GFN.WS, respectively.
Shares Eligible for Future Sale
      Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 shares are restricted securities under Rule 144 in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to October 17, 2006. Notwithstanding this restriction, all of those shares have been placed in escrow and will not be transferable until one year from the date of the completion of a business combination and will only be released prior to that date, subject to certain limited exceptions, such as our liquidation following a business combination or a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

Rule 144
      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 105,000 shares if the underwriters exercise their over-allotment option in full); and

•	if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales
      The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights
      Pursuant to a registration rights agreement, our existing stockholders have two demand and unlimited piggyback registration rights with respect to the shares of common stock they held prior to this offering following the release of such shares from escrow, and with respect to shares they may acquire upon exercise of the warrants issued in the private placement.
      The holders of the units, underlying warrants or common stock issuable under the Morgan Joseph & Co. purchase option are entitled to make one demand that we register the common stock (including common stock underlying the warrants). In addition, these holders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING
      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Morgan Joseph & Co. Inc.
Legend Merchant Group, Inc.
Southwest Securities, Inc.
Wedbush Morgan Securities

Total	7,500,000

      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Pricing of Securities
      We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $           per unit.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between the representative and us. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.
Over-Allotment Option
      We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts
      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.56	$4,200,000	$4,830,000
Proceeds before expenses(2)	$7.44	$55,800,000	$64,170,000

(1)	Includes $1,200,000, or $0.16 per unit, of the underwriting discount which will be placed in the trust account. If a business combination is consummated within the required time period, we will pay this amount, less $0.16 for each share of common stock converted by public stockholders to cash, to the underwriters. If a business combination is not consummated within the required time period, this amount will be included in the distribution to our public stockholders of the proceeds held in the trust account. The underwriters will not be entitled to any discounts or commissions on the sale of warrants in the private placement.
(2)	The offering expenses are estimated at $550,000.
Purchase Option
      We have agreed to sell to Morgan Joseph & Co., the representative of the underwriters, for $100, an option to purchase up to a total of 750,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in the offering). The exercise price for the units is $10.00 per unit, and is exercisable on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 750,000 units, the 750,000 shares of common stock and the 750,000 warrants included in such units, and the 750,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the common stock directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions that will be paid for by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.
Regulatory Restrictions on Purchase of Securities
      Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.
      Ronald F. Valenta and John O. Johnson have agreed, pursuant to agreements with the representative, to purchase up to an aggregate of $700,000 of our warrants at market prices not to exceed $1.20 per warrant during the 40 trading day period commencing on the later of the date separate trading of the warrants commences or sixty calendar days after the end of the “restricted period” under Regulation M.
      Such warrant purchases may serve to stabilize the market price of the warrants during such 40 trading day period at a price above that which would prevail in the absence of such purchases by our existing stockholders. The termination of the support provided by the purchases of the warrants after the end of these periods may materially adversely affect the trading price of the warrants.
      Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on AMEX, in the over-the-counter market or on any trading market. If these transactions are commenced, they may be discontinued without notice at any time.
Other Terms
      Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We have no agreement, commitment or understanding with any of the underwriters for assistance in connection with a potential business combination or additional capital raising activities and have no intention of entering into such an agreement, commitment or understanding. If any of the underwriters provides services to us after the offering, we may pay such underwriter fair and reasonable fees that would be determined in an arm’s length negotiation.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS
      The validity of the securities offered in this prospectus is being passed upon for us by Troy & Gould Professional Corporation, Los Angeles, California. McDermott Will & Emery LLP, New York, New York, is acting as counsel for the underwriters in this offering.
EXPERTS
      The financial statements of General Finance Corporation at December 31, 2005 and for the period from October 14, 2005 (date of inception) through December 31, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to our ability to continue as a going concern, of LaRue, Corrigan & McCormick LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GENERAL FINANCE CORPORATION
(A Development Stage Company)

INDEPENDENT AUDITORS’ REPORT
Board of Directors and Stockholders
General Finance Corporation
(A Development Stage Company)
We have audited the accompanying balance sheet of General Finance Corporation (A Development Stage Company) (the “Company”) as of December 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the period from October 14, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Finance Corporation as of December 31, 2005, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.
The December 31, 2005 financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the dependence on a successful public offering and acquiring an operating business to generate revenue raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are described in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Woodland Hills, California
January 20, 2006

GENERAL FINANCE CORPORATION
(A Development Stage Company)
BALANCE SHEET

As of
December 31,
2005

ASSETS
Current assets:
Cash (Note 3)	$175,375

Other assets	3,688
Deferred offering costs (Note 2)	200,493

Total assets	$379,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$108,116
Accrued expenses	24,949

Total current liabilities	133,065

Commitments (Note 7)
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued	—
Common stock, $.0001 par value, 100,000,000 shares authorized; 1,875,000 shares issued and outstanding	188
Additional paid-in capital	249,812
Deficit accumulated during the development stage	(3,509)

Total stockholders’ equity	246,491

Total liabilities and stockholders’ equity	$379,556

GENERAL FINANCE CORPORATION
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the Period from
October 14, 2005
(Inception) to
December 31, 2005

Formation and operating costs	$3,509

Net loss	$(3,509)

Weighted average shares outstanding	1,875,000

Net loss per share	$(0.00)

See independent auditors’ report and accompanying notes.

GENERAL FINANCE CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY

	As of December 31, 2005

				Deficit
	Common Stock			Accumulated	Total
			Additional	During the	Stockholders’
	Shares	Amount	Paid-In Capital	Development Stage	Equity

Sale of common stock	1,875,000	$188	$249,812	$—	$250,000
Net loss	—	—	—	(3,509)	$(3,509)

Balance at December 31, 2005	1,875,000	$188	$249,812	$(3,509)	$246,491

GENERAL FINANCE CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS

For the Period from
October 14, 2005
(Inception) to
December 31, 2005

Cash flows from operating activities:
Net loss	$(3,509)
Changes in operating assets and liabilities:
Other assets	(3,688)
Deferred offering costs	(67,428)

Net cash used in operating activities	(74,625)

Cash flows from financing activities:
Net proceeds from sale of common stock	250,000

Net cash provided by financing activities	250,000

Net increase in cash	175,375
Cash at beginning of period	—

Cash at end of period	$175,375

Non-cash transaction —
Accrued deferred offering costs	$133,065
See independent auditors’ report and accompanying notes.

GENERAL FINANCE CORPORATION
(a Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2005
Note 1 — Organization and Business Operations
      General Finance Corporation (the “Company”) was incorporated in Delaware on October 14, 2005 as a blank check company whose objective is to acquire an operating business.
      As of December 31, 2005, the Company had not yet commenced any operations. All activity through December 31, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.
      The Company’s ability to commence operations is contingent upon completing a public offering of its securities (the “Proposed Offering”) and consummating a business combination with an operating business (the “Business Combination”) (see Note 4). The proceeds of the Proposed Offering, less underwriting discounts and offering expenses, will be placed in a trust account (the “Trust Account”) and invested in government securities. The funds in the Trust Account will be distributed to the Company (subject to stockholder claims described below) upon consummation of a Business Combination and can be used to complete the Business Combination or for such purposes as management determines following the Business Combination. If the Company does not consummate a Business Combination within 18 months from the commencement of the Proposed Offering (or 24 months if certain extension criteria have been satisfied), the funds in the Trust Account will be distributed to the stockholders then holding shares issued in the Proposed Offering (the “Public Stockholders”).
      The Company has agreed to submit the Business Combination for approval of its stockholders even if the nature of the transaction would not require stockholder approval under applicable state law. The Company will not consummate the Business Combination unless it is approved by a majority of the Public Stockholders and Public Stockholders owning less than 20% of the shares issued in the Proposed Offering vote against the Business Combination and exercise the conversion rights described below. The Company’s existing stockholders (the “Existing Stockholders”) have agreed to vote their shares of common stock owned prior to the Proposed Offering in accordance with the vote of the majority in interest of the Public Stockholders. These voting provisions will not be applicable after the consummation of a Business Combination.
      With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, a Business Combination may be consummated with Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders converting such shares into cash from the Trust Account. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by the Existing Stockholders.
      The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied.
Note 2 — Summary of Significant Accounting Policies
      Basis of Accounting: The Company presents its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

      Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
      Deferred Offering Costs: Deferred offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.
      Income Taxes: The Company accounts for income taxes under Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Accordingly, the Company uses the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on temporary differences between financial reporting and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates.
Note 3 — Concentrations of Credit Risk
      The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash balances. As of December 31, 2005, the Company had cash on deposit exceeding the insured limit by $55,074.
Note 4 — Proposed Public Offering
      The Proposed Offering calls for the Company to offer for public sale 7,500,000 units (“Units”). Each Unit will consist of one share of the Company’s common stock, $.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.
      Upon consummation of the Proposed Offering, the Company has agreed to sell to one of the underwriters, for $100, an option to purchase up to a total of 750,000 units at $10.00 per unit. The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The option will be valued at the date of issuance; however, for illustrative purposes, the Company has estimated, based on the Black-Scholes model, that the fair value of the option as of December 31, 2005 would be approximately $647,000, using an expected life of four years, volatility of 16.14% and a risk-free interest rate of 4.36%. The volatility calculation of 16.14% is based on the 180-day volatility of the Russell 2000 Index. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of the units, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 180-day volatility of the Russell 2000 Index because its management believes that the volatility of this index is a reasonable benchmark to use in estimating the expected volatility for the Company’s Units. Utilizing a higher volatility would have had the effect of increasing the implied value of the option.
      For comparative purposes, if the Company had assumed for purposes of the Black-Scholes model a volatility of double the volatility of the 180-day Russell 2000 Index, or 32.28%, it would have yielded an option value of approximately $1,411,000, and a volatility of quadruple the volatility of the 180-day Russell 2000 Index, or 64.56%, would have yielded an option value of approximately $2,813,000. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and the Company liquidates, the option would become worthless. The option may be exercised for cash, or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrant, and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.
      All proceeds of the offering, net of the underwriting discounts and offering expenses, will be placed in the Trust Account as described in Note 1.
Note 5 — Limited Recourse Revolving Line of Credit
      On October 19, 2005, the Company entered into an unsecured limited recourse revolving line of credit agreement with Ronald F. Valenta, a director, an executive officer and majority stockholder (the “Majority Stockholder”), pursuant to which the Company may from time to time borrow up to $1,750,000 outstanding at one time. The line of credit terminates upon the earliest to occur of: (i) the completion of a business combination or liquidation of the Company; and (ii) two years from the date of the prospectus in the Proposed Offering, except that advances may be made after two years from the date of the prospectus solely to pay reasonable costs and expenses in connection with the liquidation of the Company.
      The line of credit bears interest at 8% per annum and will not be payable from the funds in the Trust Account, which funds will be distributed to the Public Stockholders if the Company does not consummate a business combination within the required time periods. If funds are borrowed under the line of credit to pay offering expenses, the Company will repay such borrowings, plus interest, with proceeds from the Proposed Offering. As of December 31, 2005, no amounts had been borrowed under the line of credit.
Note 6 — Related Party Transactions
      For the period from October 14, 2005 (inception) to December 31, 2005, the Majority Stockholder paid for deferred offering costs and other assets on behalf of the Company totaling $13,688. There were no specific repayment terms and the amount was paid in full to the Majority Stockholder in December 2005. In addition, the Company has a limited recourse revolving line of credit agreement with the Majority Stockholder in the amount of $1,750,000 (see Note 5). As of December 31, 2005, no amounts have been drawn on the limited recourse revolving line of credit.
      The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of the Majority Stockholder. Until the acquisition of a target business by the Company, the affiliate has agreed to make such services available to the Company free of charge, as may be required by the Company from time to time.
Note 7 — Commitments
      In connection with the Proposed Offering, and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company intends to enter into an agreement with its underwriters, for bona fide services rendered, paying a commission equal to 5% of the gross proceeds from the Proposed Offering. In addition, the underwriters have agreed to defer an additional fee of 2% of the gross proceeds from the Proposed Offering until the consummation of the Company’s initial business combination. As of the date of this report, the agreement had not been executed.
      In connection with the Proposed Offering, it is contemplated that the Majority Stockholder and an executive officer of the Company: (i) will purchase 583,333 Warrants from the Company for $1.20 per Warrant, or an aggregate of $700,000, immediately prior to the closing of the Proposed Offering; and (ii) will agree with the representative of the underwriters that, after the Proposed Offering is completed, they will collectively purchase Warrants in the public market at prices not to exceed $1.20 per Warrant up to an aggregate purchase price of $700,000.

Note 8 — Preferred Stock
      The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.
Note 9 — Going Concern and Management Plans
      The Company has not commenced any operations, and has had no revenues as of December 31, 2005. The Company’s plan is to raise additional capital through the Proposed Offering and to complete a Business Combination using the capital from the Proposed Offering. If the Business Combination requires additional capital resources, the Company would have to issue additional securities or obtain other financing to complete the Business Combination. If the Proposed Offering is consummated and the Business Combination is not completed within the requisite time periods, the Company will liquidate and dissolve.
      The Company believes that its existing cash resources, including cash on-hand and borrowings under the limited recourse revolving line of credit, will be sufficient to cover operating costs and expenses until a Business Combination can be consummated. However, if these cash resources are not sufficient for these purposes, the Company would be required to obtain additional financing to continue operations.
Note 10 — Subsequent Event
      In March 2006, the Company effected a 3 for 4 reverse stock split of its common stock. Upon the effectiveness of the reverse stock split, the total amount of outstanding shares of common stock decreased from 2,500,000 to 1,875,000. The accompanying financial statements include adjustments to the common stock share amounts based on the reverse stock split.

          Until                     , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
          No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

GENERAL FINANCE
CORPORATION
$60,000,000
7,500,000 Units

PROSPECTUS

Legend Merchant Group, Inc.
Southwest Securities
Wedbush Morgan Securities
                                        , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustee’s fee	$1,000	(1)
SEC registration fee	23,952
NASD filing fee	20,850
Accounting fees and expenses	25,000
Printing and engraving expenses	50,000
Legal fees and expenses	350,000
American Stock Exchange filing fee	65,000
Miscellaneous	14,198	(2)

Total	$550,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.
      Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
      “Section 145. Indemnification of officers, directors, employees and agents; insurance.
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Paragraph B of Article Eighth of our certificate of incorporation provides:
      “The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
      We have entered into indemnification agreements with each of our directors and officers that provide that we will indemnify the directors and officers to the fullest extent permitted by law.
      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
      On October 17, 2005, we issued and sold 1,875,000 shares of common stock to Ronald F. Valenta for $0.133 per share or a total of $250,000. We issued and sold these shares without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We paid no underwriting discounts or commissions with respect to this issuance and sale.
      On October 20, 2005 Mr. Valenta sold 356,250 shares of Common Stock to John O. Johnson, our Chief Operating Officer, for $0.133 per share or an aggregate of $47,500. On November 15, 2005, Mr. Valenta transferred, without consideration, 22,500 shares to each of David M. Connell, Lawrence Glascott, Manuel Marrero and James B. Roszak, directors of the company, and 18,750 shares to Marc Perez, our controller. The transfer of these shares by Mr. Valenta was exempt from registration pursuant to Section 4(1) of the

Securities Act as transaction by a person other than by an issuer, underwriter or dealer. In this respect, the shares were transferred without any general solicitation or general advertising and each purchaser is a director or officer of the registrant who agreed to appropriate limitations on resale.
      The share amounts described above give effect to the 3-for-4 reverse split of Registrant’s common stock that occurred in March 2006.
      We have agreed to issue and sell 583,333 warrants to Ronald F. Valenta and John O. Johnson immediately prior to the closing of the offering pursuant to this registration statement at a price of $1.20 per warrant for an aggregate purchase price of $700,000. These warrants will be identical to the warrants being issued pursuant to the registration statement. The issuance and sale of these warrants will be made without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We will use no general solicitation or general advertising in connection with the issuance and sale of these warrants, and the purchasers are affiliates of the company and have agreed to appropriate restrictions on resale of the warrants and the underlying shares. We will pay no underwriting discounts or commissions with respect to the issuance and sale of these warrants.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Morgan Joseph & Co.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Troy & Gould P.C.
10.1	Amended and Restated Letter Agreement dated March 3, 2006 among the Registrant, Morgan Joseph & Co., and each of David M. Connell, Lawrence Glascott, Manuel Marrero, James B. Roszak, John O. Johnson and Marc Perez. Amended and Restated Letter Agreement dated March 3, 2006 among the Registrant, Morgan Joseph & Co. Inc. and Ronald F. Valenta.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the existing stockholders.*
10.4	Third Amended and Restated Revolving Line of Credit Agreement, dated as of February 3, 2005 by and between the Registrant and Ronald F. Valenta.*
10.5	Amended and Restated Registration Rights Agreement dated March 3, 2006 by and between the Registrant and each of Ronald F. Valenta, John O. Johnson, Marc Perez, Lawrence Glascott, David M. Connell, Manuel Marrero and James B. Roszak.*
10.6	Form of Amended and Restated Warrant Purchase Agreement by and between Morgan Joseph & Co., Ronald F. Valenta and John O. Johnson.*
10.7	Form of Indemnification Agreement by and between the Registrant and each of Ronald F. Valenta, John O. Johnson, Marc Perez, Lawrence Glascott, David M. Connell, Manuel Marrero and James B. Roszak.*
10.8	Private Placement Warrant Purchase Agreement dated March 22, 2006 by and among Registrant, Morgan Joseph & Co. Inc., Ronald F. Valenta and John O. Johnson.
14.1	Code of Ethics.
23.1	Consent of LaRue, Corrigan & McCormick LLP.
23.2	Consent of Troy & Gould P.C. (included in Exhibit 5.1)
24	Power of Attorney*

*	Previously filed.

Item 17.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 22nd day of March, 2006.

GENERAL FINANCE CORPORATION

By:	/s/ Ronald F. Valenta

Ronald F. Valenta
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

/s/ Ronald F. Valenta Ronald F. Valenta		Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	March 22, 2006

* James B. Roszak		Director	March 22, 2006

* Lawrence Glascott		Director	March 22, 2006

* Manuel Marrero		Director	March 22, 2006

* David M. Connell		Director	March 22, 2006

*By:	/s/ Ronald F. Valenta Ronald F. Valenta, Attorney-in-fact